UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2012 (November 27, 2012)

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street
Suite 1800
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement

On November 27, 2012, in connection with the appointments of A. R. Sanchez, Jr. and Alan G. Jackson to the Board of Directors (the “Board”) of Sanchez Energy Corporation (the “Company”) and the appointment of Joseph R. DeDominic as the Company’s Senior Vice President and Chief Operating Officer, as described below under Item 5.02, the Company entered into Indemnification Agreements (each, an “Indemnification Agreement”) with Messrs. Sanchez, Jackson and DeDominic (each, an “Indemnitee”). Each Indemnification Agreement requires the Company to, among other things, indemnify each Indemnitee against certain liabilities that may arise in connection with his status or service as one of the Company’s directors or officers or in his capacity at other specified entities at which he serves at the Company’s request and to advance his expenses incurred as a result of any proceeding for which he may be entitled to indemnification. Each Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under the Delaware General Corporation Law and is in addition to any other rights an Indemnitee may have under the Company’s organizational documents or applicable law.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  Resignation of Member of Audit Committee

On November 27, 2012, Antonio R. Sanchez, III resigned from the Audit Committee of the Board (the “Audit Committee”) in light of the pending expiration of the transition period provided by the Securities and Exchange Commission’s (“SEC”) and the New York Stock Exchange’s (“NYSE”) transition rules for newly public companies permitting non-independent directors to temporarily serve on the audit committees of such companies.  In his stead, the Board appointed Alan G. Jackson to the Audit Committee, as described below under Item 5.02(d).

(c)  Appointment of Executive Chairman of the Board

On November 27, 2012, the Board appointed A. R. Sanchez, Jr. as the Executive Chairman of the Board of the Company.

Mr. Sanchez, 69, is the co-founder, Chief Executive Officer, and Chairman of the Board of Directors of Sanchez Oil & Gas Corporation (“SOG”), a private oil and natural gas company engaged in the exploration and development of oil and natural gas primarily in Texas and the onshore Gulf Coast areas on behalf of its affiliates. Mr. Sanchez has close to 40 years of experience in the oil and natural gas industry.  Mr. Sanchez received his Bachelor of Arts and Doctor of Jurisprudence degrees from St. Mary’s University in San Antonio,

Texas.  Mr. Sanchez currently serves as director for the A. R. “Tony” and Maria J. Sanchez Family Foundation.  He is also a director and stockholder of International Bancshares Corporation, a member of the Board of Visitors and Membership/Board Development Task Force at the University of Texas MD Anderson Cancer Center and a member of the Board of Trustees at Baylor College of Medicine.

Mr. Sanchez is the father of Antonio R. Sanchez, III, the Company’s President and Chief Executive Officer and member of the Board. There are no arrangements or understandings between Mr. Sanchez and any other person pursuant to which Mr. Sanchez was appointed as the Executive Chairman of the Board.

Mr. Sanchez is a director of SOG, which is the sole member of SEP Management I, LLC (“SEP Management”), which is the general partner of Sanchez Energy Partners I, LP (“SEP I” and, together with SOG, SEP Management and their affiliates (other than the Company), the “Sanchez Group”).  Members of the Sanchez Group are affiliates of the Company. The transactions in which Mr. Sanchez had or will have an interest that are required to be disclosed pursuant to Item 404(a) of Regulation S-K (“Item 404(a)”) under the Securities Exchange Act of 1934, as amended, are as follows:

In connection with the closing of the Company’s initial public offering (the “IPO”), on December 19, 2011, the Company entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with SEP I pursuant to which SEP I contributed 100% of its limited liability company interests in SEP Holdings III, LLC (“SEP Holdings III”), its wholly owned subsidiary (which owns interests in unconventional oil and natural gas assets consisting of undeveloped leasehold, proved oil and natural gas reserves and related equipment and other assets), to the Company in exchange for a cash payment of $50 million and the issuance by the Company of 22,090,909 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Contribution Agreement contains covenants, representations and warranties with respect to SEP Holdings III that are customary for acquisitions in the oil and natural gas industry. However, almost all of the representations, warranties and covenants in the agreement terminated at the closing of the IPO (with the exception of certain fundamental representations and warranties) and the substantially concurrent acquisition of 100% of the limited liability company interests of SEP Holdings III.

Subject to certain exceptions, the Contribution Agreement contains a general release under which the Company released SEP I and its affiliates, successors and assigns, and SEP I released the Company and its affiliates, successors and assigns from any liabilities arising from events between the Company and its affiliates, on one hand, and SEP I and its affiliates, on the other, occurring on or before the closing of the IPO. Subject to certain caps and deductibles, the Company is entitled under the Contribution Agreement to indemnification for certain liabilities, and is required to indemnify SEP I for certain liabilities.

Concurrently with the closing of the IPO, the Company entered into a services agreement with SOG pursuant to which specified employees of SOG, including the Company’s executive officers, provide certain services to the Company with respect to the Company’s business under the direction, supervision and control of SOG. The Company compensates SOG for the provision of services to the Company, including those provided by our executive officers, at a price equal to SOG’s cost of providing such services, including all direct costs and indirect administrative and overhead costs (including the allocable portion of salary, bonus, incentive compensation and other amounts paid to persons that provide the services on SOG’s behalf) allocated in accordance with SOG’s regular and consistent accounting practices, including for any such costs arising from amounts paid directly by other members of the Sanchez Group on SOG’s behalf or borrowed by SOG from other members of the Sanchez Group, in each case in connection with the performance by SOG of services on the Company’s behalf. The Company also reimburses SOG for sales, use or other taxes, or other fees or assessments imposed by law in connection with the provision of services to the Company (other than income, franchise or margin taxes measured by SOG’s net income or margin and other than any gross receipts or other privilege taxes imposed on SOG) and for any costs and expenses arising from or related to the engagement or retention of third party service providers. Since the Company was formed in August 2011 and the IPO did not close until December 19, 2011, for the fiscal year ended December 31, 2011, the Company reimbursed SOG $239,717 for the provision of services to the Company. For the twelve months ending December 31, 2012, the Company estimates that the Company will be required to reimburse SOG approximately $7.5 million for administrative and overhead expenses, including incremental costs and expenses the Company will incur as a result of being a publicly traded corporation.

In connection with the services agreement, the Company entered into a licensing agreement with SOG pursuant to which SOG granted to the Company a license to the unrestricted proprietary seismic, geological and geophysical information related to the Company’s properties owned by SOG, and all such information related to the Company’s properties not otherwise licensed to the Company is to be interpreted and used by SOG for the Company’s benefit under the licensing agreement. In addition, also in connection with the services agreement, SOG entered into a contract operating agreement under which it agreed to develop, manage and operate the Company’s properties or engage a responsible unaffiliated industry operator and joint owner for such development, management and operation. No costs, fees or other expenses are payable by the Company under these agreements to the extent that they are included in the fee payable to SOG under the services agreement. The licensing agreement and contract operating agreement terminate concurrently with the termination or expiration of the services agreement.

Under the services agreement, the Company is entitled to indemnification for certain liabilities, and is required to indemnify SOG for certain liabilities. SOG is required to indemnify the Company for third party infringement or misappropriation claims relating to the services performed by SOG or the data or other information provided to the Company or used by SOG in connection with the services, the licensing agreement or the Company’s operations based on the services provided by SOG. The Company, on the other hand, is otherwise required to indemnify SOG and its affiliates from liabilities relating to the services or products provided to the Company by SOG or the Company’s agreements with SOG, to the extent not directly caused by the gross negligence or willful misconduct of SOG or its affiliates. The initial term of the services agreement is five years. The term automatically extends for additional 12-month periods unless either party provides 180 days written notice otherwise prior to the expiration of the applicable 12-month period. Either party may terminate the agreement at any time upon 180 days written notice.

In connection with the Contribution Agreement and the closing of the IPO, the Company entered into a registration rights agreement with SEP I. The shares of Common Stock held at any time by SEP I or, subject to compliance with the assignment provisions of the agreement, any other person that is the beneficial owner of the Common Stock as a result of the sale, assignment or other transfer of such Common Stock originally issued by the Company to SEP I are referred to as “Registrable Securities.” On June 19, 2012, SEP I distributed 21,839,706 of its shares of Common Stock to its partners and, on September 17, 2012, SEP I distributed 92,953 additional shares of Common Stock to certain of its unaffiliated limited partners (collectively, the “SEP I Distributions”).  In connection with the SEP I Distributions, SEP I transferred its rights under the registration rights agreement to distributees, solely to the extent that distributees would have otherwise received Registrable Securities in the SEP I Distributions, including members of the Sanchez Group.  As an original party to the agreement, SEP I remains entitled to the benefits of such agreement to the extent it continues to hold Registrable Securities.

Under the registration rights agreement, SEP I and its transferees were granted certain demand, piggyback and Form S-3 registration rights relating to the resale of Registrable Securities pursuant to which the Company is required to use its best efforts to effect the registration of such Registrable Securities on the applicable form or to include such Registrable Securities in such registration or offering on the same terms and conditions as such other securities being registered, as applicable. These registration rights are subject to conditions and limitations, including the total number of demand registrations that the Company is required to effect, the right of the managing underwriter or underwriters to limit the number of shares to be included in a registration and the Company’s right to delay or withdraw a registration statement under specified circumstances. The Company is to pay all expenses relating to any demand, piggyback or Form S-3 registration, except for any underwriter or brokers’ discounts or commissions. The Company also agreed to indemnify the holders of Registrable Securities with respect to certain liabilities under the securities laws in connection with registrations pursuant to the registration rights agreement.

The foregoing description is a summary and, with respect to each such agreement described above, is qualified by reference to the terms of the agreement, each of which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and incorporated herein by reference. These agreements have been negotiated among affiliated parties and, consequently, are not the result of arms’ length negotiations. The prices and other terms of these agreements may be less favorable to the Company than those the Company could have obtained in arms’-length negotiations with unaffiliated third parties for similar services or under similar agreements.

In addition, Mr. Sanchez is a director of International Bancshares Corporation, the parent of IBC Insurance Agency, Ltd. (“IBC”), and also a beneficial owner of International Bancshares Corporation’s common stock.  The commissions paid by the Company and its affiliates to IBC are described below under Item 5.02(d).

Appointment of Senior Vice President and Chief Operating Officer

On November 27, 2012, the Board appointed Joseph R. DeDominic as the Senior Vice President and Chief Operating Officer of the Company.

Mr. DeDominic, 49, has held various positions at Occidental Petroleum Corporation (“Occidental”), an oil and gas exploration company, from 2000 through November 2012.  Most recently, Mr. DeDominic served as the President and General Manager, Williston Business Unit, for Occidental from 2011 until November 2012, where he was responsible for all aspects of business operations including drilling, completions, production, facilities, land, geological and geophysical, human resources, health, safety and environment, regulatory and finance. Mr. DeDominic previously served as the Director, Business Development and North America Growth, for Occidental from 2007 to 2011, where he was responsible for acquisitions and divestments and new ventures growth with a focus on unconventional resources across North America. He also served as the Exploration Manager, Libya, for Occidental from 2005 to 2007 and the Chief Geologist, Colombia, for Occidental from 2001 to 2005.  Mr. DeDominic received a Bachelor of Arts in Geology from the University of Montana and a Master of Science in Geology from Texas A&M University.

SOG also appointed Mr. DeDominic as its Chief Operating Officer, and Mr. DeDominic is expected to allocate his time between SOG and the Company.  Consistent with SOG’s practice with respect to the Company’s other executive officers who also provide services to SOG and its other affiliates, a portion of the costs related to Mr. DeDominic’s salary, benefits, bonuses and other amounts (except for equity grants) will be allocated to the Company based on the proportion of time that Mr. DeDominic will spend working on the Company’s matters relative to those of SOG and its other affiliates. The amounts described below (except for equity grants) represent the total amounts to be paid to Mr. DeDominic; however, only a portion of these amounts will be allocated to the Company based on the amount of time that Mr. DeDominic will spend working on the Company’s matters relative to those of SOG and its other affiliates.

Mr. DeDominic will receive an annual base salary of $350,000 and is eligible to receive a bonus of up to 100% of his base salary pursuant to SOG’s Annual Cash Incentive Plan, with a target of 50%, which bonus is guaranteed at $75,000 for 2012 in consideration of Mr. DeDominic’s fourth quarter start date.  Mr. DeDominic was also granted a cash signing bonus of $50,000.

Mr. DeDominic is also eligible to participate in the Sanchez Energy Corporation Amended and Restated 2011 Long Term Incentive Plan (the “Plan”).  Mr. DeDominic is eligible to receive stock awards annually based upon corporate and personal performance with his target range expected to be 150% to 250% of his base salary. In connection with his employment, the Company made an initial grant of 200,000 shares of restricted Common Stock to Mr. DeDominic, as described below under Item 5.02(e).

Mr. DeDominic does not have any family relationships with any director, executive officer, or any person nominated to become a director or executive officer, of the Company, and there are no arrangements or understandings between Mr. DeDominic and, other than an agreement between SOG and Mr. DeDominic pursuant to which he was appointed as the Chief Operating Officer of SOG, any other person pursuant to which Mr. DeDominic was appointed as the Senior Vice President and Chief Operating Officer of the Company.  There are no transactions in which Mr. DeDominic had or will have an interest that would be required to be disclosed pursuant to Item 404(a).

(d)  Appointment of Directors

On November 27, 2012, A. R. Sanchez, Jr. and Alan G. Jackson were appointed to the Board.  The Board determined Mr. Jackson to be independent under the rules of the NYSE and qualified to serve on the Audit Committee, the Nominating and Corporate Governance Committee of the Board and the Compensation Committee of the Board under the rules of the NYSE, to which committees Mr. Jackson was appointed concurrently with his appointment as director. The Board has assigned Mr. Sanchez to Class III, for which the term of office expires on the date of the Company’s 2015 annual meeting of stockholders, and Mr. Jackson to Class II, for which the term of office expires on the date of the Company’s 2014 annual meeting of stockholders.

Mr. Sanchez’s biographical information is described above in Item 5.02(c).

Mr. Jackson, 69, is Senior Commercial Producer at IBC.  Mr. Jackson is the former co-owner of Inscorp, Inc., a leading commercial insurance agent/brokerage in South Texas, which was acquired by IBC in 2009.  Mr. Jackson has been in the insurance business since 1969, working with many land and mineral owners and their representative brokers, bankers and attorneys, and with many oil and gas operators, non-operators, investors, service companies, and logistics carriers in the energy industry throughout South Texas, including the Eagle Ford Shale. Mr. Jackson received his Bachelor of Business Administration from Texas A&M University at Kingsville, Texas and is a graduate of the University of Texas, McCombs School of Business’ Management Development Program.

There are no arrangements or understandings between either of Messrs. Sanchez or Jackson and any other person pursuant to which either of them was appointed to serve as a director of the Company.  The transactions in which Mr. Sanchez had or will have an interest that would be required to be disclosed pursuant to Item 404(a) are described above in Item 5.02(c). The transactions in which Mr. Jackson had or will have an interest that are required to be disclosed pursuant to Item 404(a) are as follows:

Mr. Jackson is an employee of IBC, which provides insurance brokerage services on a commission basis to the Company and its affiliates.  Glen S. Jackson, a brother of Mr. Jackson, is also an employee of IBC.  Both Alan G. Jackson and Glen S. Jackson receive a portion of the commissions paid to IBC by the Company and its affiliates.  In connection with his appointment to the Board, Alan G. Jackson agreed to forgo all amounts that would otherwise become due to him related to payments by the Company and its affiliates to IBC after October 31, 2012.  For the fiscal year ended December 31, 2011, the Company and its affiliates paid IBC commissions of approximately $128,704.  Of this amount, Alan G. Jackson received approximately $22,694 and Glen S. Jackson received approximately $8,688.  For the 2012 fiscal year, as of October 31, 2012, the Company and its affiliates had paid IBC commissions of approximately $209,634.  Of this amount, Alan G. Jackson received approximately $37,240 and Glen S. Jackson received approximately $15,353.

(e)  Grants of Restricted Common Stock

In connection with his appointment as a director, the Board awarded 8,600 shares of restricted Common Stock to Mr. Jackson (the “Director Grant”), and, in connection with his appointment as Senior Vice President and Chief Operating Officer of the Company, the Board awarded 200,000 shares of restricted Common stock to Mr. DeDominic (the “COO Grant”), all pursuant to the Plan.

The Director Grant was made pursuant to a Restricted Stock Agreement, a form of which was previously filed with the Company’s registration statement on Form S-8 (File No. 333-178920) and is incorporated herein by reference, and will vest on the one year anniversary of the grant date of the awards. Notwithstanding the foregoing, upon the occurrence of a Change of Control (as defined in the Plan), the shares of restricted Common Stock will vest automatically. In addition, in the event of Mr. Sanchez’s or Mr. Jackson’s death, the Committee (as defined in the Plan) may, but is not obligated to, accelerate the vesting of any or all of the respective shares of restricted Common Stock.

The COO Grant was made pursuant to a Restricted Stock Agreement, a form of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference, and will vest pro-rata over a three year period. Notwithstanding the foregoing, upon the occurrence of any of the following events within the first eighteen months of Mr. DeDominic’s employment, a total of 50% (100,000) of the shares of restricted Common Stock will vest automatically: a Qualifying Termination (generally, a termination by the Company other than due to Mr. DeDominic’s commission of, conviction for, plea of guilty or nolo contendere to a felony, or other material act or omission involving dishonesty or fraud or gross negligence or willful malfeasance) or Constructive Termination (generally, the assignment of a duty or duties to Mr. DeDominic by the Company that are not commensurate with the position of Senior Vice President and Chief Operating Officer, the Company’s material reduction in Mr. DeDominic’s duties or any reduction in Mr. DeDominic’s title or position as Senior Vice President and Chief Operating Officer). Also notwithstanding the three-year pro-rata vesting period for the shares of restricted Common Stock, upon the occurrence of a Change of Control, whether or not within the first eighteen months of Mr. DeDominic’s employment, all of the shares of restricted Common Stock will vest automatically.  In addition, in the event of Mr. DeDominic’s death, the Committee may, but is not obligated to, accelerate the vesting of any or all of the shares of restricted Common Stock.

Item 9.01.                Financial Statements and Exhibits

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibits
10.1	Indemnification Agreement, dated as of November 27, 2012, between Sanchez Energy Corporation and A. R. Sanchez, Jr.
10.2	Indemnification Agreement, dated as of November 27, 2012, between Sanchez Energy Corporation and Alan G. Jackson.
10.3	Indemnification Agreement, dated as of November 27, 2012, between Sanchez Energy Corporation and Joseph R. DeDominic.
10.4

Form of Restricted Stock Agreement for non-employee directors (previously filed as Exhibit 10.2 to registrant’s Registration Statement on Form S-8 (File No. 333-178920) and incorporated herein by reference).

10.5	Form of Restricted Stock Agreement for Joseph R. DeDominic.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: December 3, 2012	By:	/s/ Michael G. Long
Michael G. Long
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibits
10.1	Indemnification Agreement, dated as of November 27, 2012, between Sanchez Energy Corporation and A. R. Sanchez, Jr.
10.2	Indemnification Agreement, dated as of November 27, 2012, between Sanchez Energy Corporation and Alan G. Jackson.
10.3	Indemnification Agreement, dated as of November 27, 2012, between Sanchez Energy Corporation and Joseph R. DeDominic.
10.4

Form of Restricted Stock Agreement for non-employee directors (previously filed as Exhibit 10.2 to registrant’s Registration Statement on Form S-8 (File No. 333-178920) and incorporated herein by reference).

10.5	Form of Restricted Stock Agreement for Joseph R. DeDominic.